Exhibit 10.1

MASTER SUPPLY AGREEMENT

Contract Number:	MRYMDT006

Effective Date:	01-Aug-06

Parties:	“Medtronic”	“Supplier”

Legal Name:	Medtronic, Inc.	Memry Corporation

Address:	710 Medtronic Parkway Minneapolis, MN 55432	3 Berkshire Blvd. Bethel, CT 06801

Type of Entity:	Minnesota corporation	Delaware Corporation

RECITALS

A.	Supplier manufactures and/or supplies “Products”, (as defined below), and

B.	Medtronic is a manufacturer of medical devices and wishes to purchase Products for use in its devices;

TERMS OF AGREEMENT

For good, valuable and sufficient consideration, Medtronic and Supplier have entered into this Agreement as of the Effective Date, subject to the following terms and conditions:

1. DEFINITIONS

Capitalized terms used in this Agreement will have the following meanings:

A.	“Agreement” means this Agreement and all its attachments.

B.	“Commercial Phase” shall mean, for each and every Product, the time from and after First Commercial Release of a Medtronic device using any Product.

C.	“Confidential Information” is defined in section 4, below.

D.	“Effective Date” is as specified at the beginning of this Agreement.

E.	“Facility” means a Medtronic facility, business unit or division, which elects to participate in this Agreement by execution of a Facility Supply Agreement.

F.	“Facility Supply Agreement” or “FSA” means an attachment to this Agreement (in substantially the form attached as Exhibit A , Exhibit B and Exhibit C) which may be executed on behalf of Supplier and a Facility from time to time during the term of this Agreement covering Products to be supplied to such Facility. The terms of this Agreement are automatically incorporated into every FSA except to the extent modified in the FSA. Any commitment made by Medtronic in a FSA to purchase not less than a specified percentage of its requirements for a Product or Products from Supplier during the term hereof shall be binding to the same extent as if specifically set forth herein.

[***]	INDICATES INFORMATION WHICH HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THIS INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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G.	“First Commercial Release” shall mean the first sale of a Medtronic device in a country where the Medtronic device is approved for sale and general distribution by the government.

H.	“Investigational Phase” shall mean, for each and every Product, the time from the Effective Date to the First Commercial Release of each Medtronic device using any Product.

I.	“Part Family” shall have the meaning given in a Facility Supply Agreement.

J.	“Part Number” shall have the meaning given in a Facility Supply Agreement.

K.	“Product” means products manufactured or procured or otherwise supplied or provided to a Facility under this Agreement, as described in Facility Supply Agreements, as such may from time to time be amended by written agreement of the parties.

L.	“Specifications” means all applicable specifications, requirements, criteria and protocols relative to the design, physical characteristics, function, performance, manufacture, packaging and quality of the Products.

M.	“Primary Source Requirement” means the requirement that Supplier shall manufacture for Medtronic no less than fifty percent (50%) of all purchased Products in each Part Family listed in the applicable Facility Supply Agreement; provided that Medtronic will have the right to terminate the Primary Source Requirement at any time after the occurrence of: (i) a material breach by Supplier of any term or provision of this Agreement or any Facility Supply Agreement, which breach is not cured within 30 days after notice is given thereof; (ii) a Chronic Late Event; or (iii) a Chronic Quality Event. Products that Medtronic produces itself shall be excluded from the Primary Source Requirement.

N.	“Chronic Late Event” means the failure of Supplier to supply the quantity of Products ordered in accordance with the scheduled delivery dates set forth on two or more occasions in any particular calendar quarter, except where such failure is attributable to an event described in Section 3.I.

O.	“Chronic Quality Event” means the rejection by Medtronic or any Facility in accordance with Section 3.G of more than 5% of all Product in any particular Part Family shipped in any particular quarter.

P.	“Services” means services provided by Supplier under this Agreement related to the provision of a Product, including, without limitation, any design, testing, or other activities related to provision or a Product or as may be set forth in a Facility Supply Agreement.

Q.	“Personnel” means all agents, employees, and approved subcontractors of Supplier which are engaged in any activities related to the provision of Products or Services under this Agreement. All references to Supplier shall mean and include, Supplier’s Personnel even if not specifically specified.

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2. SALE AND PURCHASE OF PRODUCT

A.	Sale of Products. During the term of this Agreement, Supplier will sell and supply the Products listed in each Facility Supply Agreement, and Medtronic will purchase the Products listed in each Facility Supply Agreement, all pursuant to the terms and conditions set forth herein. Additional Products may be added to a Facility Supply Agreement by mutual agreement of the parties in writing.

B.	Forecasting; Binding Commitments. For Products ordered under this Agreement during the Investigational Phase, there will be no forecasts and no binding commitment of Medtronic to purchase unless and until purchase orders are sent to and acknowledged by Supplier as described below. Unless otherwise noted in a Facility Supply Agreement, after the First Commercial Release of a Product, each participating Facility shall issue to Supplier a six (6) month rolling forecast of its requirements for Product (“Forecast”), which Forecast shall, unless otherwise specified in a Facility Supply Agreement, comply with the requirements set forth within this Section. This Forecast will be updated no less often than once per quarter, and Medtronic will use commercially reasonable efforts to level load (i.e., allocate annual demand equally across all 6 months of the Forecast) the Forecast. The first two (2) months of the Forecast will be provided by specific Part Number and is a firm commitment to purchase those volumes of each such Part Number. The following four (4) months of the Forecast will be provided by Part Family only. In each such successive quarterly update of the Forecast, each Facility may decrease the total amount of Products in each Part Family provided that:

(i) the aggregate decrease for such Part Family for a particular month from the point at which such month is month six (6) in a Forecast until the time that same month becomes month three (3) of a Forecast shall not exceed twenty percent (20%) of the amount forecast for such Part Family for such month when it was month six (6) of the Forecast;

C.	Orders.

(1)	Products will be ordered via standard Medtronic purchase orders, which may be submitted via mail, fax or, if mutually agreed by the parties, electronic data interchange (EDI). Supplier will acknowledge receipt of orders within (5) business days. Orders will be deemed accepted upon Supplier’s acknowledgement of same, unless Supplier provides notice of rejection in the aforesaid acknowledgement. Supplier may not reject purchase orders within any particular Part Family unless the amount so ordered exceeds 120% of the greatest forecast for such Part Family received in the 6th, 5th or 4th months prior to the date of order. Each purchase order accepted (or deemed accepted) by Supplier shall give rise to a contract between Medtronic and Supplier for the purchase and sale of the Products ordered and shall be subject to and governed by the terms of this Agreement and any the particular Facility Supply Agreement.

(2)	Ten (10) days prior to the start of each month, each Facility or Medtronic will issue to Supplier purchase orders for the next upcoming month. Ten (10) days prior to the start of Medtronic’s Fiscal Quarter (May, August, November, February), each Facility or Medtronic will issue to Supplier a revised six (6) month rolling forecast described in Section 2.B. In the event that a Forecast is not received by the aforementioned time period, the then current forecast will automatically roll and extend one month in equal volume to the previous month 6 volume.

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D.	Prices.

(1)	Pricing. The prices for Products are set out in the applicable Facility Supply Agreements.

(2)	Favored-customer pricing and terms. Excluding United States Government contracts, if Supplier offers a product comparable in quality and design to any Product covered by this Agreement to any third party at pricing or terms more favorable (based on comparable quantities) than this Agreement, Supplier will promptly notify Medtronic and extend the more favorable pricing or terms to Medtronic.

(3)	Cost reductions. On an ongoing basis, Supplier will use reasonable commercial efforts to reduce the cost of Products (subject to the provisions of Section 3.B relative to design and process changes) and commits to work with Medtronic suggestions in development of a cost reduction plan for each participating Facility on an ongoing basis; provided, however, that (i) the foregoing shall not require Supplier to bear any material internal development costs not underwritten by Medtronic, and (ii) any cost reductions so achieved by virtue of Medtronic’s suggestions shall be evenly shared by Medtronic and Supplier.

E.	Payment Terms. Except as otherwise specified in an applicable Facility Supply Agreement, payment shall be due net 30 days from the date of delivery plus five (5) days, or from the date of receipt of correct invoice, whichever date is later. Medtronic shall be entitled to a two percent (2%) discount off payments remitted within ten (10) calendar days from the date of delivery of the Product, or from the date of receipt of correct invoice, whichever date is later.

F.	Delivery. Supplier will ship Products for delivery as specified in Medtronic purchase orders. Unless otherwise specified in an applicable purchase order, delivery of Products will be F.O.B. Supplier’s facility of manufacture and freight collect, and title and risk of loss will pass from Supplier to Medtronic when Products are tendered for shipment on behalf of Medtronic. Unless otherwise specified in an applicable purchase order, Supplier shall deliver Products using Medtronic’s preferred shipping vendors and shall use the Medtronic account number with such vendors when shipping Products. Supplier shall verify with Medtronic that a shipping vendor is a preferred Medtronic shipping vendor before shipping Products with such vendor.

Medtronic shall not be obliged to accept any deliveries tendered before the agreed date and may return the Product to the Supplier at the Supplier’s sole risk and expense if delivered more than five (5) days early, except where product shipments are based upon acceptable overage amounts if so specified in the applicable Facility Supply Agreement. Alternatively Medtronic may elect to retain such Products and keep them at the risk of the Supplier and pay the price thereof in accordance with this Agreement upon receipt of an invoice effective at the specified date of delivery.

G.	Allocation. Should Supplier be unable to supply the specified quantities or to meet the specified delivery date, Medtronic will be a preferred customer for delivery of what Product is available and in no case will receive less than a pro rata share based on volume purchased over the past year. No such preferred allocation will relieve Supplier of any liability hereunder for breach.

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H.	Alternative Supply. It is understood that nothing in this Agreement will prevent Medtronic from developing products similar to the Products covered by this Agreement or from sourcing such products or the Products from another vendor, provided that Medtronic complies with the Primary Source Requirement.

I.	Third Party Fabricators. If requested by Medtronic, Supplier will ship Product to third party fabricators identified by Medtronic. Supplier will invoice the cost of Product (at the prices specified herein) to Medtronic.

J.	New Product Development and Prototypes. In the event Medtronic, desires to engage Supplier for consultation, design assistance, prototype development or any other form of development assistance prior to the time of the First Commercial Release and related to the use of shape memory alloys, or components made therefrom, Supplier shall provide such assistance on a “most favored” basis. Supplier will provide proposal detailing terms and pricing for such work and obtain approval from Medtronic prior to commencing any billable work.

Such guidelines will be in effect until Medtronic has achieved a “design freeze”, is about to enter clinical trials, has received CE mark approval, or has determined the product is ready for commercial release. Alternatively, Medtronic may advise Supplier that the development program, as defined between the parties, is concluded. Any on-going involvement Supplier may have beyond this development stage shall be negotiated separately.

3. PRODUCTION

A.	Compliance with Specifications. Supplier will manufacture the Products in strict accordance with the applicable Specifications.

B.	Changes.

(1)	If Supplier finds it necessary or desirable to change the Specifications for any Product, or to change the design or production processes affecting the form, fit, function, performance or chemical composition of any Product, Supplier will give Medtronic notice and not implement any such change without Medtronic’s prior written consent.

(2)	If Medtronic similarly finds it necessary or desirable to change the applicable Specifications for any Product, then it will so notify Supplier. Supplier will use commercially reasonable efforts to make any such changes at such an adjusted purchase price as Medtronic and Supplier may agree to in writing pursuant to good faith negotiations, it being agreed and understood that the starting point for such negotiations shall be the changes to Supplier’s costs caused by the changes.

(3)	Any agreed changes to the Specifications will be reduced to writing.

C.	Packaging and Labeling. All Products will be packaged and labeled in accordance with the applicable Facility Supply Agreement and any applicable Specifications. All Product shall be packaged in a commercially reasonable manner. Supplier shall have the packaging approved by Medtronic and such approval shall not be unreasonably withheld.

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D.	Inspection. Medtronic shall have the right to visit the premises of Supplier upon reasonable prior notification during Supplier’s normal hours of operation to inspect and test the Products without relieving Supplier of its obligations hereunder. Supplier shall provide Medtronic access and auditing privileges for records impacting or relevant to Medtronic Product. Inspection or testing by Medtronic or the waiving of Medtronic’s right to inspect and test shall not constitute acceptance by Medtronic and Medtronic reserves the right to later reject the Product for non-compliance within the provisions of this Agreement.

E.	Quality. Unless otherwise specifically agreed in writing by Medtronic, all Products supplied under this Agreement will be manufactured in accordance with all applicable laws and regulations, including: (1) all applicable standards of the International Standards Organization (ISO) and applicable ISO-certified processes and all applicable FDA GMP requirements and (2) all other quality standards and quality assurance plans referenced in the Specifications (3) The cost of maintaining respective certification, accreditation, etc. is the responsibility of the Supplier.

F.	Compliance. Supplier represents and warrants that : (a) the Products supplied and or delivered under this Agreement will not be adulterated or misbranded within the meaning of the United States Food, Drug, and Cosmetic Act; (b) all Products supplied and or delivered under this Agreement will have been manufactured in accordance with a quality system that is consistent with FDA Good Manufacturing Practices, Quality System Regulations and other applicable standards; (c) the manufacture, supply, sale and delivery of Products will not violate any, and the Products will conform to, all applicable, governmental statutes, treaties, conventions, embargoes, orders, ordinances or regulations referenced in the Specifications; and (d) the manufacture, supply, sale and delivery of Products will not, to Supplier’s knowledge, be in violation of any, and the Products will conform to all applicable, other governmental statutes, treaties, conventions, embargoes, orders, ordinances or regulations.

G.	Non-conforming Product.

(1)	Medtronic will have the right to reject any Product which does not meet the applicable Specifications, within 90 days after actual delivery for all parameters that can be tested at the time of receipt. For parameters that cannot be tested at that time, Supplier’s warranty will address any non-conforming products.

(2)	In the event that any Product does not meet applicable Specifications and Medtronic has notified Supplier, Supplier will replace such Product free of charge and Supplier shall cover expenses (including freight and customs clearance, if any) incurred by Medtronic in connection with (a) shipment of replacement Product to the same location and (b) shipment of the nonconforming Product back to Supplier (if so requested by Supplier). In the event of a rejection of defective Product, Supplier will make best efforts to ship replacement Product within thirty (30) days of its receipt of a rejection notice from Medtronic.

H.	Approvals. Medtronic will be responsible for obtaining any regulatory approvals for the Products. Supplier will provide reasonably necessary assistance to Medtronic in obtaining those approvals.

I.	Excused Performance. A party’s obligations hereunder, including any delays in deliveries hereunder, will be excused only to the degree affected by and after

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reasonable efforts to avoid strikes, riots, war, invasion, acts of God, fire, explosion, floods, delay of common carrier, acts of government agencies or instrumentalities, judicial action, and other contingencies beyond the reasonable control of the party. Medtronic may terminate a purchase order for any affected Product if Supplier remains unable to provide such Product more than sixty (60) days after the scheduled date of delivery.

J.	Subcontracting. Supplier may not subcontract any of its obligations under this Agreement without the prior written consent of Medtronic, not to be reasonably withheld.

K.	Document control. All documents used in design, fabrication and quality control of Products shall be controlled documents. Supplier shall provide individual component lot traceability (e.g. serial number) to all production history records including Quality Control data, job history, and raw material traceability. These records shall be made available to Medtronic upon request.

L.	Disaster Recovery Plan. Supplier shall hold in its possession a written disaster recovery plan approved by Medtronic. This disaster recovery plan will be provided for Medtronic’s approval within sixty (60) days of the Effective Date and once approved, shall become an attachment to this Agreement. In addition, the extent Supplier’s disaster recover plan or a particular FSA would differ from the overall plan; such revised or different plan will be attached to the FSA as an incorporated exhibit thereto.

4. CONFIDENTIALITY AND PUBLICITY

A.	Confidential Information. “Confidential Information” will mean all data, information and know-how, in any form of media, including oral statements, disclosed by one party (“Discloser”) to the other party (“Recipient”) during the term of this Agreement which is not publicly available, regarding technology, designs, know-how, computer programs, products, markets and business plans relating to the subject matter of this Agreement, including Intellectual Property (but will not include information excluded by subsection 4.C, below) and other information which, considering its nature or the circumstances of its disclosure, ought in good faith be treated as Confidential Information. Disclosures may be made in any manner, including through written documents, magnetic media, electronic transmissions, verbal disclosures, visual presentations, oral communications, and facility tours. The obligations of this Agreement will apply to all information which the Recipient knows or has reason to know or believe that the Discloser considers to be Confidential Information.

B.	Obligations. Each party agrees it shall make no use of Confidential Information of the other party except for the purpose of this Agreement. Such Confidential Information will not be disclosed to third parties without written permission of the owner.

C.	Exclusions. These obligations will not apply to a party’s information to the extent that it (1) was already legally in the possession and control of the Recipient prior to its receipt from the Discloser; (2) is independently developed by the Recipient without use of the Discloser’s Confidential Information; (3) is or becomes a matter of public knowledge through no fault of Recipient, (4) is disclosed to a third party by Discloser without a duty of confidentiality on the third party; (5) is disclosed under operation of law; (6) is disclosed by Recipient with Discloser’s prior written approval or (7) is lawfully obtained from a third party under no obligation of confidentiality to the Discloser.

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D.	Publicity. Neither party may make any public announcement about or advertise the existence of this Agreement or divulge its terms and conditions other than with the prior written agreement of the other party or as is required to be disclosed by law.

5. WARRANTY

A.	Product Warranty. Supplier warrants that each Product sold to Medtronic under this Agreement will conform with the Specifications and that the Product will be free from defects in materials and workmanship.

B.	Warranty of Non-Infringement, Indemnity. Supplier warrants and represents to the best of its knowledge and belief that the manufacturing methods used for making Product infringes no patent or other intellectual property right of any third party. This does not apply to the extent the manufacturing method or design for a Product is specified by Medtronic, or to the extent the infringement arises out of the combination of the Product with other products not supplied by Supplier.

C.	Product and Services Warranty. Supplier warrants that: (i) each Product provided to Medtronic under this Agreement will comply with all Specifications, the terms of this Agreement and each FSA, and will be free from defects in design, materials and workmanship; (ii) it and all Personnel will perform all Services hereunder in a workmanlike manner in accordance with: this Agreement, all applicable laws, all applicable industry standards.

Disclaimer. OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT OR AN FSA, SUPPLIER MAKES NO OTHER WARRANTY AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. SUPPLIER MAKES NO IMPLIED WARRANTY OF MERCHANTABILITY AND MAKES NO IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

6. INDEMNIFICATION

A.	Supplier agrees to indemnify, hold harmless and defend Medtronic its directors, officers, employees and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorneys’ fees) for personal injury, property damage, or environmental damage arising out of occurring during or caused by the Supplier’s formulation, fabrication or manufacture of Products. Without limiting the foregoing, a claim based on the accidental release of a hazardous substance or a claim based on a violation of a workplace safety statute or regulation would be included in the scope or this indemnification provision.

B.	Supplier agrees to indemnify, hold harmless and defend Medtronic its directors, officers, employees and agents from and against any and all claims, suits, losses, damages,

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costs, fees and expenses (including reasonable attorney’s fees) for patent infringement, and infringement and misappropriation of any third party’s intellectual property rights, arising out of, occurring during or caused by the Supplier’s formulation, fabrication or manufacture of Products. Supplier shall not be liable for, and Medtronic agrees to indemnify, hold harmless and defend Suppliers its directors, officers, employees and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorney’s fees) for patent infringement, and infringement and misappropriation of any third party’s intellectual property rights, arising out of or caused by (i) Medtronic’s design of any Product incorporated into a Medtronic Device or (ii) the design of a Medtronic Device.

C.	Medtronic agrees to indemnify and hold harmless Supplier, its officers, agents, employees and authorized representatives from and against any and all costs or damages arising out of or related to any claim or lawsuit alleging personal injury or death to any person as a result of the use of any Medtronic device in which Product is used, as long as Product conforms to the Specifications and is free from defects in materials and workmanship. Medtronic will defend, manage and assume all costs of any lawsuit or claim related to this indemnification and Medtronic shall have the sole control of the defense and settlement of any such claim. Supplier will notify Medtronic promptly after Supplier becomes aware of any claim by any third party with respect to which Supplier would be entitled to indemnification hereunder. Supplier will not settle or offer to settle any such claim or lawsuit without Medtronic’s prior written approval and the indemnity provided for in this Section 6 D. shall not apply to amounts paid in settlement of any indemnifiable costs or damages if such settlement is effected without the consent of Medtronic.

D.	Compliance with Law. Medtronic will not be liable for, and Supplier assumes responsibility for and will defend, indemnify and save harmless Medtronic and its affiliates from, all personal injury and property damages that occur during production (i.e. the formulation, fabrication, or manufacturing) of a Product or for claims based on violations of federal, state or local laws (including those applicable to employee or environmental protection) in connection with such production (e.g., a claim based on Supplier’s violations of environmental standards or standards dealing with providing a safe place to work or the maintenance of hazardous materials).

E.	Conflicts. Supplier represents and warrants to Medtronic that it has not entered into any agreement which conflicts with the terms of this Agreement and that it will not do so during the term of this Agreement.

F.	Limitation of Remedies. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR SPECIAL DAMAGES OF ANY KIND.

G.	Representation. Each party hereto represents and warrants to the other that: (a) each party has the power and authority to execute and deliver this Agreement and each Facility Supply Agreement and to perform its obligations hereunder and thereunder, (b) this Agreement and each Facility Supply Agreement has been duly authorized by all requisite corporate action, executed and delivered by such party, and constitutes the

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legal, valid and binding obligation of such party, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, and (c) the execution and delivery by such party of this Agreement and each Facility Supply Agreement and the performance by such party of its obligations hereunder and thereunder will not violate or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any provision of the Articles of Incorporation or By-laws of such party, as amended from time to time hereafter, or any indenture, agreement or other instrument to which such party is now or hereafter a party or by which such party or any of such party’s properties or assets is now or hereafter bound.

7. INSURANCE

A.	Supplier shall maintain all necessary insurance (and will furnish Medtronic with related certificates of insurance coverage upon request) against Claims that may arise in connection with the performance of Services or provisions of Products under this Agreement. The insurance will include at least the following coverages:

a.	Commercial General Liability (including contracts, products, and completed operations coverages);

b.	Workers’ Compensation - Statutory Limits;

c.	Products Liability -.

Supplier will upon request by Medtronic provide certificates of insurance evidencing that Supplier has all such required insurance coverage in place before commencing work under any Facility Supply Agreement, beginning work on any Product or providing any Services.

Supplier’s insurance shall: (i) provide for thirty (30) days advance written notice to Medtronic before any cancellation or modification of such coverage; and (ii) provide that the coverage’s will be primary and will not participate with nor be excess over, any insurance or program of self-insurance carried or maintained by Medtronic.

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8. INTELLECTUAL PROPERTY RIGHTS

A.	Medtronic Intellectual Property.

(1)	“Intellectual Property” means U.S. and foreign patents and patent applications, trademarks, service marks and registrations thereof and applications therefore, copyrights and copyright registrations and applications, mask works and registrations thereof, know-how, trade secrets, Inventions, discoveries, Ideas, technology, data, information, processes, drawings, designs, licenses, computer programs and Software, and technical information including but not limited to information embodied in material specifications, processing instructions, Product Specifications, confidential data, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto, and all amendments, modifications, enhancements and improvements to any of the foregoing.

(2)	Medtronic shall be the sole and exclusive owner of all Intellectual Property created jointly or by Supplier alone in the course of performing under this Agreement (“New Intellectual Property”) to the extent it relates to the design or performance of the Product; and Supplier will own all New Intellectual Property relating to manufacturing processes, provided Supplier grants to Medtronic a nonexclusive, fully-paid up, royalty-free world-wide license to use such New Intellectual Property to make or have made Products, stents and related medical devices. New Intellectual Property also includes all modifications, improvements, and enhancements to Supplier Intellectual Property and third party Intellectual Property created in the course of performing under this Agreement. The parties hereby assign all rights, title and interest in New Intellectual Property belonging to the other party under this Section, without further consideration, free from any claim, lien for balance due, or rights of retention thereto on the part of the assigning party. The assigning party agrees to reasonably cooperate with the assignee party in perfecting the New Intellectual Property rights and assignment.

(3)	Intellectual Property owned by a party prior to the date of execution of this Agreement and Intellectual Property developed by a party unrelated to this Agreement and without access to any of the other party’s Confidential Information or Intellectual Property shall remain the “Intellectual Property of that party. To the extent any item set forth in the Specifications or the Product incorporates or includes Supplier Intellectual Property, Supplier agrees to grant and hereby does grant to Medtronic a perpetual, irrevocable, assignable, non-exclusive, royalty-free, fully paid-up, worldwide license to such Supplier Intellectual Property to the extent necessary to give Medtronic full use and enjoyment of such items.

(4)	If Medtronic makes any know-how, trade secret or other Intellectual Property of Medtronic available to Supplier relative to the design or production of a Product, Supplier will be deemed to receive a non-exclusive, non-transferable, revocable implied license to use such Intellectual Property strictly for the purposes of performing under this Agreement, and Supplier acknowledges that such license is a “personal license” expressly limited to only such Intellectual Property of Medtronic as is required for Supplier to produce and have produced the Products for supply to Medtronic. All such Intellectual Property will remain the property of Medtronic and will be subject to the confidentiality provisions of this Agreement. In no case will Supplier use any such intellectual property for the benefit of any third party.

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(5)	Supplier shall not have the right to sublicense any of its license rights hereunder. The license granted under this Section 8.A shall continue until the date that this Agreement expires or is terminated, at which time said license shall terminate. Upon termination of said license, Supplier shall return to Medtronic all documentation in its possession containing or concerning any of the intellectual property described in this Section 8.A.

(6)	No other license. No other license under any patents, know-how, trade secrets or other intellectual property of Medtronic is granted, and none is to be implied.

B.	Supplier Intellectual Property.

(1)	Agreement to Grant License. Supplier agrees to grant Medtronic a worldwide, non- transferable, paid-up non-exclusive license to use all Supplier Intellectual Property and know how (including manufacturing processes) owned or otherwise licensable by Supplier to enable Medtronic to make, use, offer for sale, sell and import Products, in the event, and only in the event, that prior to the expiration of the term hereof, Supplier is unable to provide specified quantities of Product under this Agreement, due to Supplier business failure, sustained business interruption or similar event, except in instance of the sale of all or substantially all of Supplier’s assets to other than a direct competitor of Medtronic for the Products. . In no event shall the foregoing license, if and when granted, permit Medtronic to make, use, offer for sale, sell or import any product or service other than Products nor permit Medtronic to have Products made by any third party.

(2)	Supplier Insolvency. Supplier agrees and acknowledges that the license to Medtronic in the Supplier Intellectual Property shall at all times include at least each applicable (A) trade secret; (B) invention, process, design, or plant protected under 35 U.S.C. §101 et seq., (C) patent application; (D) plant variety; (E) work of authorship protected under U.S. Copyright Law (17 U.S.C. §101 et seq.); or (F) mask work protected under applicable U.S. Copyright Law (17 U.S.C. §101 et seq.) that is employed in the production of Products. In the event that a bankruptcy petition is filed by or on behalf of Supplier and Supplier, or a custodian or trustee acting on behalf of Supplier, rejects this Agreement, Medtronic shall be permitted to elect to retain such license pursuant to §365(n) of the federal bankruptcy code (11 U.S.C. §101 et seq.).

(3)	Any Invention (as defined below) conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of Supplier based on or derived in any respect from any Confidential Information of Medtronic, by one or more employees or agents of Medtronic, or jointly by one or more employees or agents of both Supplier and Medtronic in connection with the performance of this Agreement, and which are in the Field of Use, shall be the exclusive property of Medtronic. Supplier agrees to disclose to and assign to Medtronic all Inventions in the Field of Use and shall execute any and all documentation reasonably requested by Medtronic in connection therewith. The decision of whether to file a patent application, and the filing of any such patent application, in respect of such Invention shall remain solely with Medtronic.

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(4)	“Invention” means U.S. and foreign patents and patent applications, know-how, trade secrets, inventions, discoveries and technical information including but not limited to information embodied in drawings, designs, copyrights, copyright applications, trademarks and trademark applications, material specifications, processing instructions, formulas, equipment specifications, product specifications, confidential data, computer software, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto and all amendments, modifications, and improvements to any of the foregoing; and “Field of Use” means medical devices for implantation into the human body which are functional substitutes for, or which are similar in function to, any of the Products identified in any Facility Supply Agreement, as modified from time to time provided that the Field of Use does not include any methods or processes for making such medical devices nor the materials from which such medical devices are made.

(5)	No other License. No other license under any patents, know-how, trade secrets or other intellectual property of Supplier is granted, and none is to be implied

9. CONTINUATION

If Supplier elects to exit the business of making a Product, except in connection with the sale of all or substantially all of its assets, Supplier will give Medtronic notice twelve (12) months before such exit. Upon receipt of such notice, Medtronic will have an option, exercisable within 3 months thereafter, to invoke the license and technology transfer specified under paragraph 6.B. above for such Product, and Medtronic and any applicable Facility will be entitled to submit a purchase order for Products in a quantity not in excess of the amount of Product purchased by Medtronic or the Facility during the previous twelve months, which purchase order may not be rejected by Supplier.

10. TERM AND TERMINATION

A.	Term. This Agreement shall become effective on the date first set forth above and unless earlier terminated in accordance with the terms herein, shall continue in force for three (3) years. This Agreement shall renew for additional two (2) year renewal terms if Medtronic notifies Supplier in writing at least one (1) year prior to the scheduled expiration date of the initial term or any renewal term of Medtronic’s intention to renew the Agreement, provided, Supplier shall have thirty (30) days from the date of Medtronic’s renewal notice to reject Medtronic’s renewal, in which case this Agreement shall expire on the scheduled expiration date.

B.	Termination. This Agreement and or any FSA, may be terminated as follows:

(1)	By either party for a material breach. Notice of default must be given, including specific charges of default and reasonable requirements to cure. The party in default will have 30 days after notice to cure. If the defaulting party fails to cure within that time, or if it cannot reasonably be expected that the defaulting party will achieve a cure within 30 days after the 30-day period, despite taking substantial steps to do so, the party giving notice may terminate this Agreement and or the applicable FSA immediately.

Memry Master Supply Agreement	Page 13 of 18

(2)	By Medtronic at any time after the occurrence of a Chronic Quality Event or a Chronic Late Event.

(3)	The bankruptcy, liquidation, dissolution of either party will entitle the other party to terminate this Agreement and or any FSA by notice, such termination to take effect immediately.

(4)	Medtronic may terminate upon at least three (3) months’ advanced written notice to Supplier in the event of a Change in Control Event (as defined below), provided that such notice is given within 180 days of Supplier’s giving notice of the Change in Control Event.

(5)	If Supplier (including its permitted assigns) elects to exit the business of making Product, Supplier shall give Medtronic written notice at least twelve (12) months before such exit, in which case Medtronic may terminate this Agreement and or any FSA effective at the end of the twelve month notice period, or effective on any earlier date specified in a written notice given at least three (3) months in advance of such termination date.

(6)	Medtronic may terminate this Agreement and or any FSAon the date that is one (1) year prior to the scheduled expiration date of the initial term for any reason or no reason by providing notice to Supplier to such effect prior to such date.

C.	Termination of Purchase Orders. Either party will have the right to terminate a purchase order in the event the other party fails to cure a material breach with respect to the purchase order within thirty days after notice. Medtronic will have the right to terminate any purchase order for safety or regulatory reasons.

D.	Survival. All provisions which are continuing in nature, including but not limited to those involving Confidential Information, Intellectual Property, and licenses provided by Supplier, will survive termination of this Agreement and termination of any FSA.

11. HAZARDOUS MATERIALS

Supplier shall retain title to all wastes, hazardous materials and hazardous substances, as defined under any applicable law, generated by Supplier or Personnel in furnishing Services or Products under this Agreement, and Supplier shall be responsible for the proper and legal removal, transportation, management and disposal of such wastes, hazardous materials and hazardous substances, including the completion in Supplier’s name of any required licenses, permits or approvals. Supplier shall promptly notify Medtronic if (a) Supplier (or his authorized agent) is served with notice of violation of any law, regulation, permit or license which relates to its Services or Products under this Agreement; (b) proceedings are commenced which could lead to revocation of permits of licenses which relate to such Services or Products; (c) permits, licenses, or other governmental authorizations relating to such Services or Products are revoked; (d) litigation, arbitration, or administrative proceedings are commenced against Supplier which could affect such Services or Products, and (e) such Services or Products are not incompliance with applicable laws, regulations, permits or licenses.

Memry Master Supply Agreement	Page 14 of 18

12. PRIVACY STANDARDS

The parties do not contemplate that Supplier will require access to any individually identifiable health information (“IIHI”) in the performance of this Agreement. If Supplier inadvertently receives any IIHI, Supplier agrees to return such information to Medtronic and not retain copies.

13. SUPPLIER DIVERSITY COMPLIANCE.

As a prime contractor to the federal government, Medtronic must comply with specific laws and regulations:

a. Under the Federal Acquisition Regulation (FAR) clauses 52.219-8 and 52.219-9, Medtronic is required to flow down certain requirements to our subcontractors and suppliers to ensure utilization of small businesses in all subcontracts that offer further subcontracting opportunities.

b. Federal Acquisition Regulation 52.219-9(d) (9) requires all subcontractors (except small business concerns) that receive subcontracts in excess of $500,000 adopt a subcontracting plan that complies with the requirements of 52.219-9. In accordance with this policy, Medtronic has established diversity utilization goals as well as an accountability clause for all contracts.

c. All other evaluation factors being equal, Medtronic will encourage proposals from large businesses who team or partner with diverse small businesses in a legally correct manner that properly positions the small business as a first-tier supplier to Medtronic.

d. Proposals and pricing submitted by large, Prime Suppliers/Contractors must be in accordance with Medtronic’s supplier diversity policy, and this includes Supplier’s pricing and proposals which are to be incorporated into an FSA.

e. Supplier agrees to support Medtronic’s efforts through responding to requests or information in a timely fashion.

14. MISCELLANEOUS

A. Change in Control Event. In the event that Supplier is, or public disclosure is made by Supplier of any proposal for Supplier to be merged, sold, combined or consolidated with another company which is a competitor to Medtronic, (including, but not limited to: Boston Scientific Corporation and its affiliates and any successor to, or assignee of, all or substantially all of its assets relating to its vascular business, Johnson & Johnson and its affiliates and any successor to, or assignee of, all or substantially all of its assets relating to its vascular business and Guidant Corporation and its Affiliates and any successor to, or assignee of, all or substantially all of its assets relating to its vascular business), Supplier shall, subject to applicable laws, provide Medtronic written notice

Memry Master Supply Agreement	Page 15 of 18

identifying in detail the nature of such Change in Control Event (including but not limited to the identification of parties involved or otherwise affected by such Change in Control Event) as soon as reasonably possible after Supplier learns of such Change in Control Event or such public disclosure is made, as the case may be.

B. Competitive Products. In the event that Supplier designs, manufactures, or sells Competitive Products (as defined below) for other customers, then the following provisions, in addition to all other terms and conditions herein, shall apply at all times:

Supplier shall not disclose to such customers, shall take all possible steps to prevent disclosure to such customers of, and shall not in any fashion incorporate into any Competitive Product, any Medtronic information, ideas, Inventions, documentation, processes, Confidential information and Medtronic Intellectual Property in whatever form (whether written, oral, or electronic) that relate in any way to the Products.

“Competitive Products” shall mean products, components of/for products, or assemblies of/for products which are competitive directly or indirectly with, or are otherwise functional substitutes for, the Products.

C. Assignment. This Agreement may not be assigned by either party, without the prior written consent of the other party, except to (1) a direct or indirect wholly-owned subsidiary, (2) any third party who will acquire, by sale of assets or otherwise (including merger), all or substantially all of the assets of such party or in the case of Medtronic, all or substantially all of its vascular business assets or (3) any majority-owned or majority-controlled entity of the party. No such assignment will relieve the assigning party of its obligations hereunder.

D. Notices. All notices, requests or other communication required or permitted to be given under this Agreement will be in writing and will be delivered in person (including express courier, such as Federal Express) or sent by certified or registered mail, postage and certification prepaid, to Medtronic or Supplier, at the address first above written. Any notice given as aforesaid will be deemed given and effective upon actual delivery. Any party may change its address for notice by notice given in accordance herewith.

E. Consents. Any approval, authorization or consent required by this Agreement must be in writing, duly signed by an authorized representative of the granting party.

F. No Joint Venture. Nothing contained in this Agreement will be deemed to create a joint venture, partnership, agency or similar endeavor between the parties hereto. Each party will act solely as an independent contractor and neither part will have any power or authority to direct or indirectly bind or act on behalf of the other.

G. Governing Law and Venue. This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota, USA, without reference to its conflict of laws principles. Any actions brought under this Agreement will be subject to the jurisdiction of the federal and state courts for Minnesota.

H. Dispute Escalation. The parties will in good faith endeavor to resolve any disputes or differences of interpretation of this Agreement amicably, through dialog and cooperation. In the event a dispute or difference is not promptly resolved at operational levels of the two organizations, the parties will escalate it for a good faith effort to achieve an amicable resolution at a senior business management level.

Memry Master Supply Agreement	Page 16 of 18

I, Merger. This Agreement and any Facility Supply Agreement(s) (including accompanying purchase orders) represent the complete agreement of the parties relative to the covered subjects and supersedes and controls any prior representations or agreements relative to those subjects.

J. Waiver; Amendment. No waiver by either party of any default of the other party will be held to be a waiver of any other or subsequent default. No term or condition of this Agreement or any Facility Supply Agreement may be amended except in a writing executed by each party hereto or thereto.

K. Severability. If any provision contained or referred to in the Agreement shall be determined to be legally invalid or unenforceable, such provision shall be ineffective to the extent of such invalidity or unenforceability without affecting the remaining provisions of the Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

L. Order of Precedence. In order of priority, the terms of any order will be defined by the terms of (a) this Agreement, (b) the Facility Supply Agreement, (c) the typed portions of Medtronic’s purchase order, (d) the typed portions of Supplier’s acceptance and (e) the printed terms of Medtronic’s order.

M. Periodic Reviews. Facility business reviews will be held by Medtronic and Supplier, on a periodic basis agreed to by the parties, (twice annually as a minimum), to discuss topics of interest, including but not limited to the following issues:

(1) General Business Update.

(2) Quality Performance, any Corrective Actions, and Goal Setting.

(3) Delivery Performance, any Corrective Actions, and Goal Setting.

(4) Forecast and Capacity Review.

(5) Engineering Support Issues including review of existing and planned projects.

(6) Price Review to address applicable cost adjustments.

(7) Cost Reduction Status Updates.

(8) Product Transfer Opportunities.

a.	Supplier will review current Products per their documented specifications and present opportunities for transfer of Product manufacturing to Supplier’s other sites to take advantage of potential cost, quality, technology, consolidation, market and other advantages.

Memry Master Supply Agreement	Page 17 of 18

The parties have caused this Agreement to be executed as of the Effective Date.

Memry Corporation (“Supplier”)	MEDTRONIC, INC. (“Medtronic”)

By:	By:

/s/ Dean Tulumaris	/s/ Daniel S. Fleischer

Type/Print Name:	Type/Print Name:

Dean Tulumaris	Daniel S. Fleischer

Title:	Title:

President /COO	Director, Supply Management

Memry Master Supply Agreement	Page 18 of 18

EXHIBIT A

Contract No. MRYMDT006

FACILITY SUPPLY AGREEMENT

This Facility Supply Agreement is made pursuant and subject to the terms and conditions of the Master Supply Agreement (the “Master Agreement”) dated June 30, 2006 between Medtronic Inc., a Minnesota corporation (“Medtronic”), and Memry Corporation, a Delaware corporation (“Supplier”).

Medtronic Facility: Medtronic Vascular Santa Rosa

Term: Beginning on August 1,2006 and continued in force for three years, as per the Master Supply Agreement dated August 1,2006 by and between Medtronic, Inc. and Memry Corporation.

Products:	See Exhibit A1.

Initial Forecast:	See Exhibit A2

Prices:	See Exhibit A3.

Supplier Performance:	See Exhibit A4

New or Future Business: New or Future business, including prototype development work, will be awarded based on satisfactory performance to date relative to quality, delivery, and pricing.

This Facility Supply Agreement is executed as of the 1st day of August, 2006.

Memry Corp.
(“Supplier”)	Medtronic “Facility”

By:	By:

/s/ Dean Tulumaris	/s/ Scott R. Ward

Type/Print Name:	Type/Print Name:

Dean Tulumaris	Scott R. Ward

Title:	Title:

President/COO	President

EXHIBIT A1

Product Description

AVE Nitinol Tubing

Tube BB 67x86x60

MPN # 10287w

Tube BB 67X80.4X60

MPN # 10290w

Tube BB 156.6x184x60

MPN # 10278w

AneuRx Stent Rings

AAAdvantage Stent Rings

Talent Stent Rings – Including but not limited to Singles, Doubles, and Tapered Rings for AAA and Thoracic programs

Flat Springs

Flat Springs

Guide Cores

WM0507- Thoracic,no tip

MPN 10019e

WM1748 - Thoracic .032

MPN 10552e

WM1749 - Abdominal .032

MPN 10553E

WM105914 - Abdominal Roughened flex. tip

MPN 10731E

Additional Products may be added to this Exhibit A by written addendum signed by an authorized representative of each party.

EXHIBIT A2

Initial Forecast:

	Sep	Oct	Nov	Dec	Jan	Feb
AneuRx	[***]	[***]	[***]	[***]	[***]	[***]

AAAdvantage	[***]	[***]	[***]	[***]	[***]	[***]

Talent
Singles	[***]	[***]	[***]	[***]	[***]	[***]
Doubles	[***]	[***]	[***]	[***]	[***]	[***]
Total Equivalents	[***]	[***]	[***]	[***]	[***]	[***]
WM0539
Flat Springs monthly avg = [***]	[***]	[***]	[***]	[***]	[***]	[***]

WM1748
Core Wire, Thoracic monthly avg = [***]	[***]	[***]	[***]	[***]	[***]	[***]

WM1749
Core Wire, Abdominal monthly avg = [***]	[***]	[***]	[***]	[***]	[***]	[***]

WM105914
Core Wire, Flex Tip monthly avg = [***]	[***]	[***]	[***]	[***]	[***]	[***]

EXHIBIT A3

AnueRx	[***]

AAAdvantage	Description	Pricing
MS117147 - 22 - 28	Contoured Stent	[***]
MS117148 - 22 - 28	Contoured Stent	[***]
MS117362 - 18	18MM Expanded	[***]
MS117413 - XX	Flared Iliac	[***]

MS118073 - XX	20 Peak Tall	[***]
MS119004 - XX	Tapered Stent	[***]
MS120397 - 30	20 Peak Short	[***]

MS117147 -30 - 36	Contoured Stent	[***]
MS117148 - 30 - 36	Contoured Stent	[***]
MS118345 - XX	Peanut	[***]
MS120397 - 20, 32 - 36	20 Peak Short	[***]

Talent - Singles

Monthly Order	Qty:

	From:		1000	2500	4,100	5,600	7,650	10,351	14,001	19,001	>26,001
	To:		2499	4,099	5,599	7,649	10,350	14,000	19,000	26,000
Pricing		Year 1	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		Year 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		Year 3	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Talent - Doubles

Monthly Order	Qty:

	From:		400	800	1,400	1,900	2,550	3,451	4,601	6,201	>8,401
	To:		799	1,399	1,899	2,549	3,450	4,600	6,200	8,400
Pricing		Year 1	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		Year 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		Year 3	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Pricing
AVE Nitinol Tubing Tube BB 67x86x60 MPN # 10287w	[***]

Tube BB 67X80.4X60 MPN # 10290w	[***]

Tube BB 156.6x184x60 MPN # 10278w	[***]

Flat Springs
Flat Springs	[***]

Guide Cores WM0507 - Thoracic,no tip MPN 10019e	[***]

WM1748 - Thoracic .032 MPN 10552e	[***]

WM1749 - Abdominal .032 MPN 10553E	[***]

WM105914 - Abdominal Roughened flex. tip MPN 10731E	[***]

Commitment of Purchase –

Medtronic commits to purchase a minimum of [***] of Talent product line requirements from Memry using the aforementioned pricing schedule

Medtronic commits to purchase the delta of total monthly requirements [***] per month of AnueRx product line requirements from Supplier using the aforementioned pricing schedule

Medtronic commits to purchase a minimum of [***] requirements from Memry using the aforementioned pricing schedule

EXHIBIT A4

Acceptable Supplier Performance:

In executing this contract, it is imperative that Supplier provide Medtronic with product that satisfies our Quality Requirements.

To that end, on the 1st and 2nd year anniversaries of this Facilities Agreement, Medtronic and Supplier will review Supplier’s Performance as captured and summarized on the Monthly Supplier Scorecard maintained by Santa Rosa, Supplier Quality Engineering.

It is agreed to, that if Supplier’s performance is not rated as an “Acceptable Supplier” *, the current allocations of business delineated within this Facilities Agreement to Memry will be reviewed, and at the discretion of Medtronic, reallocated at lesser percentages of total requirements to Supplier, as deemed necessary. Supplier will have the right to dispute the Supplier rating based upon new product development activities and the specification under which the product was ordered and made in accordance to. Supplier will be provided the Supplier Scorecard on a monthly basis. If at any time during this Agreement, the Supplier’s rating drops below 90%, Medtronic and Supplier will work to address and correct any quality issues. If the following month maintains an unacceptable rating, reallocation of business discussions will be conducted.

Should the allocations be reduced, the current pricing tables will continue to be used for determining product costs.

*	“Acceptable Supplier” performance is defined as a Supplier maintaining a score of >= 90 for 2 out of 3 consecutive months.

EXHIBIT B

Contract No. MRYMDT006

FACILITY SUPPLY AGREEMENT

This Facility Supply Agreement is made pursuant and subject to the terms and conditions of the Master Supply Agreement (the “Master Agreement”) dated August 1st, 2006 between Medtronic Inc., a Minnesota corporation (“Medtronic”), and Memry Corporation, a Delaware corporation (“Supplier”).

Medtronic	Facility: Medtronic Vascular Danvers

Term: Beginning on August 1st, 2006 and continued in force for three years, as per the Master Supply Agreement dated August 1st, 2006 by and between Medtronic, Inc. and Memry Corporation.

Products:	See Exhibit B1.

Initial Forecast:	See Exhibit B2

Prices:	See Exhibit B3

Right of First Refusal: Supplier is hereby granted the Right of First Refusal for all future iterations of Products as listed herein, during the term of the Agreement. Supplier will be awarded the prototype development and production rights for same contingent upon its ability to meet the quality and comparable price of any alternate Supplier.

This Facility Supply Agreement is executed as of the 1st day of August 2006.

Memry Corp.
(“Supplier”)	Medtronic “Facility”

By:	By:

/s/ Dean Tulumaris	/s/ Scott R. Ward

Type / Print Name:	Type / Print Name:

Dean Tulumaris	Scott R. Ward

Title:	Title:

President/COO	President

EXHIBIT B1

Part Number	Description
MC1038-06	Hypotube, Straight Nitinol

RM00890	173 cm Nitinol Hypotube

RM0218238	Strain Relief Tubing

Forecasting; Binding Commitments

Medtronic Vascular Danvers shall issue to Supplier a six (6) month rolling forecast of its requirements for Product (“Forecast”). This Forecast will be updated no less often than quarterly as provided for in Section 2.C of the Master Supply Agreement, and Medtronic will use commercially reasonable efforts to level load (i.e., allocate annual demand equally across all 6 months of the Forecast) the Forecast. The first three (3) months of the Forecast will be a firm commitment to purchase those volumes of each such Part Number. In each such successive monthly update of the Forecast, Medtronic may decrease the total amount of Products provided that:

(i) the aggregate decrease for such Part Family for a particular month from the point at which such month is month six (6) in a Forecast until the time that same month becomes month four (4) of a Forecast shall not exceed twenty percent (20%) of the amount forecast for such Part Family for such month when it was month six (6) of the Forecast.

Additional Products may be added to this Exhibit B by written addendum signed by an authorized representative of each party.

EXHIBIT B2

Initial Forecast:

Part #	Product Description	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07
MC10038-06	Hypotube, Straight Nitinol	[***]	[***]	[***]	[***]	[***]	[***]

RM00890	173 cm Nitinol Hypotube	[***]	[***]	[***]	[***]	[***]	[***]

RM0218238	Strain Relief Tubing	[***]	[***]	[***]	[***]	[***]	[***]

EXHIBIT B3

Pricing :

Part Number	Description	Pricing
MC1038-06	Hypotube, Straight Nitinol	[***]

RM00890	173 cm Nitinol Hypotube	[***]

RM0218238	Strain Relief Tubing	[***]

Commitment of Purchase:

Medtronic commits to purchase a minimum [***] of Danvers product line requirements from Supplier using the aforementioned pricing schedule

EXHIBIT C

Contract No. MRYMDT006

FACILITY SUPPLY AGREEMENT

This Facility Supply Agreement is made pursuant and subject to the terms and conditions of the Master Supply Agreement (the “Master Agreement”) dated August 1st, 2006 between Medtronic Inc., a Minnesota corporation (“Medtronic”), and Memry Corporation, a Delaware corporation (“Supplier”).

Medtronic Facility: Medtronic Vascular - Taunton

Term: Beginning on August 1st, 2006 and continued in force for three years, as per the Master Supply Agreement dated August 1st, 2006 by and between Medtronic, Inc. and Memry Corporation.

Products:	See Exhibit C1.

Initial Forecast:	See Exhibit C2

Prices:	See Exhibit C3.

Right of First Refusal: Supplier is hereby granted the Right of First Refusal for all future iterations of Products as listed herein, during the term of the Agreement. Supplier will be awarded the prototype development and production rights for same contingent upon its ability to meet the quality and comparable price of any alternate Supplier.

This Facility Supply Agreement is executed as of the 1st day of August 2006.

Memry Corp.
(“Supplier”)	Medtronic “Facility”

By:	By:

/s/ Dean Tulumaris	/s/ Scott R. Ward

Type / Print Name:	Type / Print Name:

Dean Tulumaris	Scott R. Ward

Title:	Title:

President/COO	President

EXHIBIT C1

Part #	Product Description
M001362A001	Annealed Extrusion

Forecasting; Binding Commitments

Medtronic Vascular Taunton shall issue to Supplier a six (6) month rolling forecast of its requirements for Product (“Forecast”). This Forecast will be updated no less often than quarterly as provided for in Section 2.C of the Master Supply Agreement, and Medtronic will use commercially reasonable efforts to level load (i.e., allocate annual demand equally across all 6 months of the Forecast) the Forecast. The first three (3) months of the Forecast will be a firm commitment to purchase those volumes of each such Part Number. In each such successive monthly update of the Forecast, Medtronic may decrease the total amount of Products provided that:

(i) the aggregate decrease for such Part Family for a particular month from the point at which such month is month six (6) in a Forecast until the time that same month becomes month four (4) of a Forecast shall not exceed twenty percent (20%) of the amount forecast for such Part Family for such month when it was month six (6) of the Forecast.

Additional Products may be added to this Exhibit B by written addendum signed by an authorized representative of each party.

EXHIBIT C2

Initial Forecast:

Part #	Product Description	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07
M001362A001	Annealed Extrusion	[***]	[***]	[***]	[***]	[***]	[***]

EXHIBIT C3

Extrusions	Pricing
M001362A001 - Annealed Extrusion	[***]

Commitment of Purchase:

Medtronic commits to purchase a minimum [***] of Taunton product line requirements from Supplier using the aforementioned pricing schedule